UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

LiquidValue Development Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by LiquidValue Development Inc. (the “Company”) with the Securities and Exchange Commission on June 5, 2025, the Board of Directors of the Company (the “Board”) determined that it is advisable to restructure the Company. The Company agreed to transfer substantially all of the existing assets of the Company to a newly formed entity which the current stockholders of the Company will own in proportion to their current ownership of the Company, and the Company will engage in a reverse merger transaction which will involve the injection of new business operations into the Company. Pursuant to our current plan, the Company’s existing stockholders will retain 15% of the Company’s stock upon the closing of this transaction. The Company’s Board of Directors believes that these transactions will result in the Company’s existing stockholders retaining many of the benefits of the Company’s existing operations while also intending to enhance shareholder value and support the long-term growth of the newly formed entity.

Contribution Agreement

On August 1, 2025, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with Alset Real Estate Holdings Inc., a wholly owned subsidiary of the Company (“Alset Real Estate Holdings”).

Pursuant to the terms of the Contribution Agreement, the Company agreed to transfer its ownership of all of the issued and outstanding shares of Alset EHome Inc., a subsidiary of the Company that owns substantially all of the assets and liabilities of the Company, to Alset Real Estate Holdings. In consideration for the transfer of 5,000 shares of Alset EHome Inc., Alset Real Estate Holdings agreed to issue 704,043,224 shares of its common stock to the Company.

The Contribution Agreement represents a step toward the Company’s plan to conduct a pro rata distribution of all of its shares of Alset Real Estate Holdings to the stockholders of the Company.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

This transaction closed on August 1, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Contribution Agreement, dated August 1, 2025, by and between the Company and Alset Real Estate Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiquidValue Development Inc.

Date: August 7, 2025	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer